Exhibit 1.9

PPTI Patent Rights

Patent No.	Country	Title	Issue Date
406,357	France	Functional Recombinantly Prepared Synthetic Protein Polymers	7-Nov-1989
689,285,323	Germany	Functional Recombinantly Prepared Synthetic Protein Polymers	7-Nov-1989
406,357	United Kingdom	Functional Recombinantly Prepared Synthetic Protein Polymers	7-Nov-1989
5,235,041	USA	Purification of Structurally Ordered Recombinant Protein Polymers	10-Aug-1993
5,243,038	USA	Construction of Synthetic DNA and Its Use in Large Polypeptide Synthesis	7-Sep-1993
95,913,977	France	Synthetic Protein as Implantables	10-Mar-1995
95,913,977	Germany	Synthetic Protein as Implantables	10-Mar-1995
95,913,977	United Kingdom	Synthetic Protein as Implantables	10-Mar-1995
5,496,712	USA	High Molecular Weight Collagen-Like Protein Polymers	5-Mar-1996
5,514,581	USA	Functional Recombinantly Prepared Synthetic Protein Polymer	7-May-1996
5,606,019	USA	Synthetic Protein as Implantables	25-Feb-1997
5,641,648	USA	Methods for Preparing Synthetic Repetitive DNA	24-Jun-1997
5,723,588	USA	Protein-Enriched Thermoplastics	3-Mar-1998
5,760,004	USA	Chemical Modification of Repetitive Polymers to Enhance Water Solubility	2-Jun-1998
5,770,697	USA	Peptides Comprising Repetitive Units of Amino Acids and DNA Sequences Encoding the Same	23-Jun-1998
5,773,249	USA	High Molecular Weight Collagen-Like Protein Polymers	30-Jun-1998
5,773,577	USA	Products Comprising Substrates Capable of Enzymatic Cross-Linking	30-Jun-1998
5,808,012	USA	Protein-Enriched Thermoplastics	15-Sep-1998
5,817,303	USA	Bonding Together Tissue with Adhesive Containing Polyfunctional Crosslinking Agent and Protein Polymer	6-Oct-1998
5,830,713	USA	Methods for Preparing Synthetic Repetitive DNA	3-Nov-1998
6,015,474	USA	Methods of Using Primer Molecules For Enhancing the Mechanical Performance of Tissue Adhesives and Sealants	18-Jan-2000

PPTI ______ Sanyo______

PPTI Patent Rights (con't)

Patent No.	Country	Title	Issue Date
6,018,030	USA	Peptides Comprising Repetitive Units of Amino Acids and DNA Sequences Encoding the Same	25-Jan-2000
6,033,654	USA	Bonding Together Tissue with Adhesive Containing Polyfunctional Crosslinking Agent and Protein Polymer	7-Mar-2000
6,034,220	USA	Chemical Modification of Repetitive Polymers to Enhance Water Solubility	7-Mar-2000
3,121,019	Japan	Chemical Modification of Repetitive Polymers to Enhance Water Solubility	20-Oct-2000
6,140,072	USA	Functional Recombinantly Prepared Synthetic Protein Polymer	31-Oct-2000
6,184,348	USA	Functional Recombinantly Prepared Synthetic Protein Polymer	6-Feb-2001
6,258,872	USA	Methods of Using Primer Molecules For Enhancing the Mechanical Performance of Tissue Adhesives and Sealants	10-Jul-2001
6,355,776	USA	Peptides Comprising Repetitive Units of Amino Acids and DNA Sequences Encoding the Same	12-Mar-2002
6,380,154	USA	Synthetic Proteins For In Vivo Drug Delivery and Tissue Augmentation	30-Apr-2002
6,423,333	USA	Sealing or Filling Tissue Defects Using Polyfunctional Crosslinking Agents and Protein Polymers	23-Jul-2002
3,338,441	Japan	Functional Recombinantly Prepared Synthetic Protein Polymers	9-Aug-2002
3,378,254	Japan	Synthetic Protein as Implantables	6-Dec-2002
6,576,685	USA	Methods of Using Primer Molecules For Enhancing the Mechanical Performance of Tissue Adhesives and Sealants	10-Jun-2003
6,875,796	USA	Methods of Using Primer Molecules For Enhancing the Mechanical Performance of Tissue Adhesives and Sealants	5-Apr-2005
792,357	France	Chemical Modification of Repetitive Polymers to Enhance Water Solubility	10-Aug-2005
792,357	Germany	Chemical Modification of Repetitive Polymers to Enhance Water Solubility	10-Aug-2005
7,285,580	USA	Methods of Using Primer Molecules For Enhancing the Mechanical Performance of Tissue Adhesives and Sealants	23-Oct-2007
7,300,663	USA	Adhesion and Sealing of Tissue with Compositions Containing Polyfunctional Crosslinking Agents and Protein Polymers	27-Nov-2007
4,088,341	Japan	Tissue Adhesive Using Synthetic Cross-Linking	29-Feb-2008